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                               CONSENT OF COUNSEL

                      AIM CORE ALLOCATION PORTFOLIO SERIES


      We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services -- Other Service Providers -- Counsel to the Trust" in the Statement of Additional Information in the initial Registration Statement of AIM Core Allocation Portfolio Series, filed on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.




                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP



Philadelphia, Pennsylvania
August 3, 2005